Exhibit 23

             Consent of Independent Auditors

We consent to the incorporation by reference in the Annual Report on Form 10-K for the year ended May 31, 1999 of Richardson Electronics, Ltd. of our report dated July 13, 1999, included in the 1999 Annual Report to Shareholders of Richardson Electronics, Ltd.

Our audit also included the financial statement schedule of Richardson Electronics, Ltd. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Post Effective Amendment Number I to Registration Statement Number 2-89888 on Form S-8, Registration Statement Number 33-36475 on Form S-8, Registration Statement Number 33-54745 on Form S-8, Registration Statement Number 333-02865 on Form S-8, Registration Statement Number 333-03965 on Form S-8, Registration Statement Number 333-04071 on Form S-8, Registration Statement Number 333-04457 on Form S-8, Registration Statement Number 333-04767 on Form S-8, Registration Statement Number 333-49005 on Form S-2, Registration Statement Number 333-51513 on Form S-2, Registration Statement Number 333-66215 on Form S-8 and Registration Statement Number 333-76897 on Form S-8 of our report dated July 13, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report on Form I 10-K for the year ended May 31, 1999 of Richardson Electronics, Ltd.


                                         /s/Ernst & Young

Chicago, Illinois
August 25, 1999